EXHIBIT 99.1

BROADRIDGE REPORTS FIRST QUARTER FISCAL YEAR 2018 RESULTS
First Quarter Diluted EPS Growth of 50% and Adjusted EPS growth of 50%
Recurring Fee Revenues Rise 6% to $548 million and Closed Sales Rise 6%
Broadridge Reaffirms Fiscal Year 2018 Guidance
LAKE SUCCESS, N.Y., November 8, 2017 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the first quarter ended September 30, 2017 of its fiscal year 2018.

Summary Financial Results	First Quarter
Dollars in millions, except per share data, unaudited	2018	2017	Change

Total revenues	$925	$895	3%
Recurring fee revenues	548	517	6%

Operating income	84	66	28%
Operating income margin	9.1%	7.4%

Adjusted operating income - Non-GAAP	106	82	30%
Adjusted operating income margin - Non-GAAP	11.5%	9.1%

Diluted EPS	$0.42	$0.28	50%
Adjusted EPS - Non-GAAP	$0.54	$0.36	50%

Closed sales	$23	$22	6%
Richard J. Daly, Chief Executive Officer commented, “Broadridge reported a strong first quarter and is off to a good start to the fiscal year. Recurring fee revenues rose 6% in the first quarter of 2018, fueled by 5% organic growth. We also continued to build sales momentum, with an increase in closed sales and a strong pipeline. Broadridge benefited from robust levels of event-driven activity in the first quarter, which highlight the critical role that our company plays in corporate governance and contributed to our strong earnings performance."
"We are on track to achieve our fiscal year 2018 financial guidance and are well-positioned for future growth," Mr. Daly added.
 Fiscal Year 2018 Financial Guidance

Recurring fee revenue growth	4-6%
Total revenue growth	2-3%

Operating income margin - GAAP	~14%
Adjusted operating income margin - Non-GAAP	~16%

Diluted earnings per share growth*	15-19%
Adjusted earnings per share growth* - Non-GAAP	15-19%

Free cash flow* - Non-GAAP	$400-450M
Closed sales	$170-210M

* Includes projected $25 million, or $0.19 per share, from excess tax benefit from stock-based compensation

Financial Results for the First Quarter Fiscal Year 2018
Revenues
Revenues for the three months ended September 30, 2017 ("first quarter of fiscal year 2018") increased 3% to $925 million from $895 million in the prior year period.
Recurring fee revenues rose 6% to $548 million. The increase in recurring fee revenues reflected organic growth of 5%, including 3% from Net New Business, 1% from our recent acquisitions and 1% from internal growth. Event-driven fee revenues rose 58% to $59 million, primarily from increased proxy contest activity and higher mutual fund proxy activity. Distribution revenues declined $22 million, or 6%, to $334 million. Changes in foreign currency rates lowered revenues by $1 million as compared to the prior year period.
Operating Income
For the first quarter of fiscal year 2018:

•
Operating income was $84 million, an increase of $18 million, or 28%, compared to $66 million for the prior year period. Operating income margin increased to 9.1% compared to 7.4% for the prior year period.

•
Adjusted operating income was $106 million, an increase of $24 million, or 30%, compared to $82 million for the prior year period. Adjusted operating income margin increased to 11.5% compared to 9.1% for the prior year period.

•	The increases in Operating income margin and Adjusted operating income margin are primarily due to the increase in recurring fee revenues and event-driven fee revenues.
Interest Expense and Other Non-operating Expenses
Interest expense, net for the first quarter of fiscal year 2018 was $9 million, a decrease of $1 million, or 10%, compared to $10 million for the prior year period. The decrease was primarily due to lower interest expense driven by a more favorable mix of interest rates on outstanding borrowings.
Other non-operating expenses, net were $1 million, a decrease of $3 million, or 83%, compared to $4 million for the prior year period. The decrease was primarily due to lower expense of $3 million related to fluctuations in foreign currency exchange rates.
The effective tax rate for the first quarter of fiscal year 2018 was 32.8% compared to 34.8% for the prior year period. The decrease in the effective tax rate is primarily attributable to the recognition of $2 million of excess tax benefits associated with stock compensation. Excluding that benefit, the effective tax rate would have been 34.9%.

Net Earnings and Earnings per Share
For the first quarter of fiscal year 2018:

•	Net earnings increased 48% to $50 million, compared to $34 million for the prior year period.

•	Adjusted net earnings increased 46% to $64 million, compared to $44 million for the prior year period.

•	Diluted earnings per share increased 50% to $0.42, compared to $0.28 for the prior year period.

•	Adjusted earnings per share increased 50% to $0.54 from $0.36 for the prior year period.

Segment and Other Results for First Quarter Fiscal Year 2018
Investor Communication Solutions ("ICS")
ICS revenues for the first quarter of fiscal year 2018 were $733 million, an increase of $10 million, or 1%, compared to $723 million for the prior year period.

•	Recurring fee revenues rose $11 million, or 3%, to $340 million. The increase was primarily driven by Net New Business from increases in revenues from Closed sales.

•	Event-driven fee revenues increased $22 million, or 58%, to $59 million, the result of increased proxy contests and mutual fund proxy activity.

•	Position growth compared to the same period in the prior year, which is a component of internal growth, was 9% for mutual fund interims.

•	Distribution revenues decreased $22 million, or 6%, to $334 million.

Earnings before income taxes for the first quarter of fiscal year 2018 were $44 million, an increase of $12 million, or 35%, compared to $33 million for the prior year period, primarily due to higher recurring fee revenues and event-driven fee revenues. Pre-tax margins increased by 1.6 percentage points to 6.1% from 4.5%.
Global Technology and Operations ("GTO")
GTO revenues for the first quarter of fiscal year 2018 were $208 million, an increase of $20 million, or 11%, compared to $188 million in the prior year period. The increase was attributable to: (i) higher Net New Business from Closed sales (6pts), (ii) revenue from recent acquisitions (3pts) and (iii) internal growth from higher trade and non-trade activity levels (2pts).
GTO earnings before income taxes were $46 million, an increase of $8 million, or 21%, compared to $38 million in the prior year period, primarily due to higher organic revenues. Pre-tax margins increased by 1.8 percentage points to 22.2% from 20.4%
Other
Other Pre-tax loss decreased 6% in the first quarter of fiscal year 2018 to $22 million from $23 million in the prior year period. The decrease was primarily due to a decrease in interest expense, net of $1 million.
Other Events
Acquisition of Summit Financial
On October 2, 2017, Broadridge announced the acquisition of Summit Financial Disclosure, LLC (“Summit”). Summit is a full service financial document management solutions provider, including document composition and regulatory filing services.
Earnings Conference Call
An analyst conference call will be held today, Wednesday, November 8, 2017 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-844-348-2805 within the United States and international callers may dial 1-213-785-7185.
A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through November 22, 2017, the recording will also be available by dialing 1-855-859-2056 passcode: 2897357 within the United States or 1-404-537-3406 passcode: 2897357 for international callers.
Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. generally accepted accounting principles ("GAAP") except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, and Free cash flow. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, for internal planning and forecasting purposes and in the calculation of performance-based compensation. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of

Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings per Share
These Non-GAAP measures reflect Operating income, Operating income margin, Net earnings, and Diluted earnings per share, as adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operating performance. These adjusted measures exclude the impact of Amortization of Acquired Intangibles and Purchased Intellectual Property and Acquisition and Integration Costs. Amortization of Acquired Intangibles and Purchased Intellectual Property represents non-cash expenses associated with the Company's acquisition activities. Acquisition and Integration Costs represent certain transaction and integration costs associated with the Company’s acquisition activities.
We exclude Amortization of Acquired Intangibles and Purchased Intellectual Property and Acquisition and Integration Costs from these measures because excluding such information provides us with an understanding of the results from the primary operations of our business and these items do not reflect ordinary operations or earnings. Management believes these measures may be useful to an investor in evaluating the underlying operating performance of our business.

Free Cash Flow
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities less Capital expenditures as well as Software purchases and capitalized internal use software.
Reconciliations of such Non-GAAP measures to the most directly comparable financial measures presented in accordance with GAAP can be found in the tables that are part of this press release.

Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2018 Financial Guidance” section are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 (the “2017 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2017 Annual Report.
These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms; any material breach of Broadridge security affecting its clients’ customer information; changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge; declines in participation and activity in the securities markets; the failure of Broadridge’s outsourced data center services provider to provide the anticipated levels of service; a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; overall market and economic conditions and their impact on the securities markets; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.
About Broadridge
Broadridge Financial Solutions, Inc. (NYSE:BR) a global fintech leader, is the leading provider of investor communications and technology-driven solutions to banks, broker-dealers, mutual funds and corporate issuers globally. Broadridge's investor communications, securities processing and managed services solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities. With over 50 years of experience, Broadridge's infrastructure underpins proxy voting services for over 90 percent of public companies and mutual funds in North America, and processes on average more than $5 trillion in fixed income and equity trades per day. Broadridge employs over 10,000 full time associates in 16 countries. For more information about Broadridge, please visit www.broadridge.com.
Contact Information
Investors:
W. Edings Thibault
Investor Relations
(516) 472-5129
Media:
Gregg Rosenberg
Corporate Communications
(212) 918-6966

Broadridge Financial Solutions, Inc.
Condensed Consolidated Statements of Earnings
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2017	2016
Revenues	$924.8	$895.3
Operating expenses:
Cost of revenues	726.6	717.9
Selling, general and administrative expenses	113.8	111.3
Total operating expenses	840.3	829.3
Operating income	84.4	66.0
Interest expense, net	9.4	10.4
Other non-operating (income) expenses, net	0.7	4.2
Earnings before income taxes	74.3	51.5
Provision for income taxes	24.4	17.9
Net earnings	$49.9	$33.7

Basic earnings per share	$0.43	$0.28
Diluted earnings per share	$0.42	$0.28

Weighted-average shares outstanding:
Basic	116.5	118.5
Diluted	119.8	121.6
Dividends declared per common share	$0.365	$0.33

Amounts may not sum due to rounding.

Broadridge Financial Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions, except per share amounts)
(Unaudited)

	September 30, 2017	June 30, 2017
Assets
Current assets:
Cash and cash equivalents	$288.8	$271.1
Accounts receivable, net of allowance for doubtful accounts of $4.8 and $3.7, respectively	624.4	589.5
Other current assets	121.2	129.0
Total current assets	1,034.3	989.6
Property, plant and equipment, net	207.6	198.1
Goodwill	1,177.3	1,159.3
Intangible assets, net	469.9	486.4
Other non-current assets	335.5	316.4
Total assets	$3,224.5	$3,149.8
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$157.3	$167.2
Accrued expenses and other current liabilities	331.0	495.3
Deferred revenues	121.1	82.4
Total current liabilities	609.4	744.9
Long-term debt	1,292.4	1,102.1
Deferred taxes	58.2	82.0
Deferred revenues	75.4	74.3
Other non-current liabilities	151.1	142.7
Total liabilities	2,186.6	2,146.0
Commitments and contingencies
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: 650.0 shares authorized; 154.5 and 154.5 shares issued, respectively; and 116.5 and 116.5 shares outstanding, respectively	1.6	1.6
Additional paid-in capital	995.7	987.6
Retained earnings	1,477.0	1,469.4
Treasury stock, at cost: 37.9 and 38.0 shares, respectively	(1,399.3)	(1,398.9)
Accumulated other comprehensive loss	(37.1)	(55.8)
Total stockholders’ equity	1,037.9	1,003.8
Total liabilities and stockholders’ equity	$3,224.5	$3,149.8

Amounts may not sum due to rounding.

Broadridge Financial Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended September 30,
	2017	2016
Cash Flows From Operating Activities
Net earnings	$49.9	$33.7
Adjustments to reconcile Net earnings to Net cash flows provided by operating activities:
Depreciation and amortization	19.4	17.5
Amortization of acquired intangibles and purchased intellectual property	19.4	12.8
Amortization of other assets	11.1	9.5
Stock-based compensation expense	8.5	8.8
Deferred income taxes	(5.1)	(7.8)
Excess tax benefits from stock-based compensation awards	—	(20.9)
Other	(2.1)	0.2
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Current assets and liabilities:
Decrease (increase) in Accounts receivable, net	(32.1)	44.4
Increase in Other current assets	(18.0)	(27.5)
Decrease in Accounts payable	(3.0)	(7.9)
Decrease in Accrued expenses and other current liabilities	(162.5)	(118.5)
Increase (decrease) in Deferred revenues	37.7	(11.7)
Non-current assets and liabilities:
Increase in Other non-current assets	(24.6)	(27.1)
Increase in Other non-current liabilities	8.1	7.3
Net cash flows used in operating activities	(93.3)	(87.4)
Cash Flows From Investing Activities
Capital expenditures	(29.7)	(7.2)
Software purchases and capitalized internal use software	(6.3)	(7.6)
Acquisitions, net of cash acquired	(3.7)	(402.0)
Purchase of intellectual property	—	(90.0)
Equity method investment	(1.5)	(1.6)
Net cash flows used in investing activities	(41.2)	(508.4)
Cash Flows From Financing Activities
Proceeds from Long-term debt	190.0	110.0
Excess tax benefits from stock-based compensation awards	—	20.9
Dividends paid	(37.9)	(35.5)
Purchases of Treasury stock	(2.3)	(40.0)
Proceeds from exercise of stock options	1.8	41.4
Costs related to issuance of bonds	—	(0.7)
Other financing activities	(5.5)	—
Net cash flows provided by financing activities	146.1	96.1
Effect of exchange rate changes on Cash and cash equivalents	6.0	(0.7)
Net change in Cash and cash equivalents	17.7	(500.3)
Cash and cash equivalents, beginning of period	271.1	727.7
Cash and cash equivalents, end of period	$288.8	$227.4

Amounts may not sum due to rounding.

Broadridge Financial Solutions, Inc.
Segment Results
(In millions)
(Unaudited)

Segment results:

	Revenues
	Three Months Ended September 30,
	2017	2016
	(in millions)
Investor Communication Solutions	$733.5	$723.3
Global Technology and Operations	207.9	187.8
Foreign currency exchange	(16.5)	(15.9)
Total	$924.8	$895.3

	Earnings (Loss) before Income Taxes
	Three Months Ended September 30,
	2017	2016
	(in millions)
Investor Communication Solutions	$44.5	$32.9
Global Technology and Operations	46.2	38.3
Other	(21.5)	(22.8)
Foreign currency exchange	5.2	3.2
Total	$74.3	$51.5

Amounts may not sum due to rounding.

Broadridge Financial Solutions, Inc.
Reconciliation of Non-GAAP to GAAP Measures
(In millions, except per share amounts. unaudited)

	Three Months Ended September 30,
	2017	2016
	(in millions)
Operating income (GAAP)	$84.4	$66.0
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	19.4	12.8
Acquisition and Integration Costs	2.0	2.8
Adjusted Operating income (Non-GAAP)	$105.9	$81.6

Operating income margin (GAAP)	9.1%	7.4%
Adjusted Operating income margin (Non-GAAP)	11.5%	9.1%

	Three Months Ended September 30,
	2017	2016
	(in millions)
Net earnings (GAAP)	$49.9	$33.7
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	19.4	12.8
Acquisition and Integration Costs	2.0	2.8
Tax impact of adjustments	(7.0)	(5.4)
Adjusted Net earnings (Non-GAAP)	$64.3	$43.9

	Three Months Ended September 30,
	2017	2016
Diluted earnings per share (GAAP)	$0.42	$0.28
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.16	0.11
Acquisition and Integration Costs	0.02	0.02
Tax impact of adjustments	(0.06)	(0.04)
Adjusted earnings per share (Non-GAAP)	$0.54	$0.36

	Three Months Ended September 30,
	2017	2016
	(in millions)
Net cash flows used in operating activities (GAAP)	$(93.3)	$(87.4)

Capital expenditures and Software purchases and capitalized internal use software	(36.0)	(14.7)
Free cash flow (Non-GAAP)	$(129.3)	$(102.1)
Amounts may not sum due to rounding.

Broadridge Financial Solutions, Inc.
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth, Adjusted Operating Income Margin and Free Cash Flow
Fiscal Year 2018 Guidance
(In millions, except per share amounts)
(Unaudited)

Adjusted Earnings Per Share Growth Rate (1) (2)
Diluted earnings per share (GAAP)	15% - 19% growth
Adjusted earnings per share (Non-GAAP)	15% - 19% growth

Adjusted Operating Income Margin (3)
Operating income margin % (GAAP)	~14%
Adjusted Operating income margin % (Non-GAAP)	~16%

Free Cash Flow (2)
Net cash flows provided by operating activities (GAAP)	$510 - $580
Capital expenditures and Software purchases and capitalized internal use software	(110) - (130)
Free cash flow (Non-GAAP)	$400 - $450

(1) Adjusted EPS growth (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs, and is calculated using diluted shares outstanding. Fiscal year 2018 Non-GAAP Adjusted EPS guidance estimates exclude Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs, net of taxes, of approximately $0.50 per share.

(2) Includes projected $25 million, or $0.19 per share, from excess tax benefit from stock-based compensation.

(3) Adjusted Operating income margin (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs. Fiscal year 2018 Non-GAAP Adjusted Operating income margin guidance estimates exclude Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs of approximately $90 million.